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                                  [LETTERHEAD]

                                                                       EXHIBIT 5


                                  May 23, 1994

Tele-Communications
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado 80111-3000

Gentlemen:

         Reference is made to the registration statement on Form S-4 (File No. 33-53157) (the "Registration Statement") filed by Tele-Communications, Inc. a Delaware Corporation (the "Company") in connection with the offer by the Company to exchange (the "Exchange Offer") up to $5,000,000 aggregate principal amount of 9.55% Senior Notes, Series A, due December 15, 2001, up to $26,500,000 aggregate principal amount of 8.67% Senior Notes, Series B, due August 31, 2002, up to $36,00,000 aggregate principal amount of 8.85% Senior Notes, Series C, due August 31, 2002, up to $32,000,000 aggregate principal amount of 9.82% Senior Notes, Series D, due September 30, 1997 and up to $20,000,000 aggregate principal amount of 10.25% Senior Notes, Series E, due September 30, 2000 of the Company (collectively, the "New Note"), for a like principal amount of the Company's currently issued outstanding 9.55% Senior Notes, Series A, due December 15, 2001, 8.67% Senior Notes, Series B, due August 31, 2002, 8.85% Senior Notes, Series C, due August 31, 2002, 9.82% Senior Notes, Series D, due September 30, 1997 and 10.25% Senior Notes, Series E, due September 30, 2000 (collectively, the "Existing Notes"), respectively, with the holders thereof. The New Notes will be issued under an Indenture, dated as of April 15, 1994, between the Company and The Bank of New York, as Trustee (the "Indenture").

         You have asked us to pass upon for you certain legal matters with respect to the New Notes. In connection therewith, we have examined, among other things, the Restated Certificate of Incorporation and By-Laws of the Company, as amended; the records of the proceedings of the Company's Board of Directors, including committees thereof, with respect to, inter alia, the filing of the Registration Statement; the Note Exchange Agreement, dated as of July 1, 1993, as amended, between the Company and certain institutional investors; the Indenture and such other documents, records, certificates of public officials and question of law as we deemed necessary or appropriate for the purpose of this opinion.
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[LETTERHEAD]
Tele-Communications, Inc.
May 23, 1994
Page 2

         Based upon the foregoing and subject to the limitations set forth in the succeeding paragraph, it is our opinion that, when the Registration Statement has become effective under the Securities Act of 1933, as amended, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and has been duly executed and delivered by the parties thereto, the New Notes have been duly executed and authenticated in accordance with the Indenture and such New Notes have been issued in exchange for an equal principal amount of the corresponding series of Existing Notes in the Exchange Offer as contemplated by the Registration Statement and the prospectus contained therein, such New Notes will be legally issued, valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the rights of creditors generally and except that equitable remedies may not be available.

         In rendering the foregoing opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters. We have assumed the authenticity of all document submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, or reproduction copies. We have further assumed that the Exchange Offer will be consummated in the manner contemplated by the Registration Statement and the prospectus contained therein.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us contained therein under the heading "Legal Matter." In giving the foregoing consent, we do no admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         Jerome H. Kern, a partner of Baker & Botts, L.L.P., is a director of the Company and certain partners of Baker & Botts, L.L.P. serve as Assistant Secretaries of the Company.


                                                   Very truly your,


                                                   BAKER & BOTTS, L.L.P.